Exhibit 99(a)(1)(C)

NOTICE OF WITHDRAWAL
REGARDING SHARES HELD IN
HANCOCK PARK CORPORATE INCOME, INC.
TENDERED PURSUANT TO THE OFFER TO PURCHASE
DATED FEBRUARY 23, 2023
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THE WITHDRAWAL RIGHTS WILL EXPIRE AT,
AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY
HANCOCK PARK CORPORATE INCOME, INC. BEFORE,
11:59 P.M., CENTRAL TIME, ON MARCH 29, 2023, UNLESS THE OFFER IS EXTENDED.

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COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY MAIL, COURIER, OR PERSONAL DELIVERY TO:

If using USPS, UPS, FedEx or Courier:
Hancock Park Corporate Income, Inc. Attention: Investor Services Department 2401 Kerner Blvd San Rafael, CA 94901-5569
YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY HANCOCK PARK CORPORATE INCOME, INC. AT THE ADDRESS ABOVE.

NOTICE OF WITHDRAWAL
PURSUANT TO THE OFFER TO PURCHASE DATED
FEBRUARY 23, 2023
LADIES AND GENTLEMEN,
        The undersigned Stockholder of Hancock Park Corporate Income, Inc. (the “Company”) hereby withdraws the tender of his, her, or its Shares of the Company, which the Stockholder submitted by a Letter of Transmittal dated                    , 2023. This tender was in the amount of:                Shares.
        The undersigned recognizes that upon the timely receipt of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.
        IMPORTANT:    The signature of the Stockholder(s) or person(s) authorized to sign on behalf of the Stockholder(s) (an “Authorized Person”) should be exactly as it appeared in the Subscription Agreement. Attach additional copies as necessary.

Signature of Stockholder(s) or Authorized Person(s):

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Title of Authorized Person (Please print):

Signature of Stockholder(s) or Authorized Person(s):

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Signature of Stockholder(s) or Authorized Person(s):

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Signature of Stockholder(s) or Authorized Person(s):

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Title of Authorized Person (Please print):